
                                                                                                                        EXHIBIT 11.1


                                                       ADEPT TECHNOLOGY, INC.
                                          STATEMENT OF COMPUTATION OF NET INCOME PER SHARE
                                                (in thousands, except per share data)
                                                            (unaudited)

                                                                          Three months ended                  Six months ended
                                                                    -----------------------------      -----------------------------
                                                                         December 28,    December 30,     December 2  December 30,
                                                                            1996            1995            1996            1995
                                                                           ------          ------          ------          ------
Net income                                                                 $  274          $1,483          $  520          $2,862
                                                                           ======          ======          ======          ======


Weighted average common stock outstanding                                   8,039           6,553           7,984           6,384

Weighted average common stock equivalent shares                               354             715             398             652

Shares related to SAB No. 55, 64, and 83                                        -               -               -              48
                                                                           ------          ------          ------          ------

Shares used to compute net income per share                                 8,393           7,268           8,382           7,084
                                                                           ======          ======          ======          ======

Net income per common share                                                $  .03          $  .20          $  .06          $  .40
                                                                           ======          ======          ======          ======
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